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                                 EXHIBIT 5(a)

                      [Hughes & Luce, L.L.P. Letterhead]

                               September 4, 1998


Wal-Mart Stores, Inc.
702 S.W. 8th Street
Bentonville, Arkansas  72716

          Re: Registration Statement on Form S-8 for the Associate Stock Purchase Plan of 1996

Ladies and Gentlemen:

          We have acted as special counsel to Wal-Mart Stores, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of shares (the "Shares") of 45,000,000 shares of the Company's common stock, $.10 par value per share (the "Common Stock"), which are subject to being acquired pursuant to the Wal-Mart Stores, Inc. Associate Stock Purchase Plan of 1996 (the "Plan"). The Shares are being registered pursuant to a registration statement on Form S-8 to be filed with the Securities and Exchange Commission on or about September 4, 1998 (the "Registration Statement"). Such Shares may be issued and outstanding shares of the Common Stock acquired on the open market pursuant to the Plan, or may be newly issued Shares of the Common Stock.

          In connection with this opinion, we have examined such documents and records of the Company and such statutes, regulations and other instruments and certificates as we have deemed necessary or advisable for the purposes of this opinion. We have assumed that all signatures on all documents presented to us are genuine, that all documents submitted to us as originals are accurate and complete and that all documents submitted to us as copies are true and correct copies of the originals thereof. We have also relied upon such certificates of public officials, corporate agents and officers of the Company and such other certifications with respect to the accuracy of material factual matters contained therein which were not independently established.

          Based on the foregoing, we are of the opinion that (1) if the Shares are acquired through the Plan from the Company, the Shares will be, if and when issued in accordance with the terms of the Plan, validly issued, fully paid and nonassessable, assuming the Company maintains an adequate number of authorized but unissued shares of common stock available for such issuance, and further assuming that the consideration actually received by the Company for the Shares exceeds the par value thereof, and (2) if the shares are acquired through the Plan on the open market, the Shares are validly issued, fully paid and nonassessable.

          We consent to the use of this opinion as an exhibit to the Registration Statement.

                                  Very truly yours,

                                  /s/ Hughes & Luce, L.L.P.